Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

Date:	December 19, 2008
Company:	Central Federal Corporation
2923 Smith Road
Fairlawn, Ohio 44333
Contact:	Mark S. Allio
Chairman, President and CEO
Phone:	330.576.1334	Fax:	330.666.7959
CENTRAL FEDERAL CORPORATION DECLARES DIVIDEND
Fairlawn, Ohio — December 19, 2008 — Central Federal Corporation (NASDAQ: CFBK) announced today that the Company’s Board of Directors declared a cash dividend of 5 cents per share on its common stock to be paid on January 16, 2009 to stockholders of record on January 5, 2009.
About Central Federal Corporation and CFBank
Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank has four full-service banking offices in Fairlawn, Calcutta, Wellsville and Worthington, Ohio. Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com.
Forward-Looking Information
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures; (iii) fluctuations in interest rates; (iv) the level of defaults and prepayments on loans made by CFBank; (v) unanticipated litigation, claims or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and (vii) regulatory changes. Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.